May 4, 2012

Securities and Exchange Commission

450 Fifth Street, N.W.

Washington, D.C. 20549

Ladies and Gentlemen:

We have read the second and third paragraphs of Item 4.01 included in the Form 8-K/A of GeneLink, Inc. dated April 27, 2012 to be filed with the Securities and Exchange Commission and are in agreement with the statements contained therein.

Very truly yours,

Cross, Fernandez & Riley, LLP

201 S. Orange Avenue, Suite 800 ● Orlando, FL 32801 ● 407-841-6930 ● Fax: 407-841-6347

Lakeland ● Tampa ● Winter Haven

www.cfrcpa.com